EXHIBIT (d)(16)(B)(i)


                           PREFERRED FIXED INCOME FUND

                     Amendment to Tertiary Adviser Agreement

     AMENDMENT dated April 1, 2003 (this "Amendment") to the Tertiary Adviser Agreement dated as of November 1, 2002 (the "Tertiary Adviser Agreement") by and between WESTERN ASSET MANAGEMENT COMPANY, a California corporation (the "Subadviser"), and WESTERN ASSET MANAGEMENT COMPANY LIMITED, a United Kingdom corporation (the "Tertiary Adviser").

                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Subadviser has requested that the Tertiary Adviser agree to amend the Tertiary Adviser Agreement in the manner provided for herein; and

     WHEREAS, the Tertiary Adviser is willing to amend the Tertiary Adviser Agreement in the manner provided for herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. DEFINITIONS AND SECTION REFERENCES

     1.1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Tertiary Adviser Agreement and used herein are so used as so defined.

     1.2. Section References. Unless otherwise indicated, all section and subsection references are to the Tertiary Adviser Agreement.

              SECTION 2. AMENDMENTS TO TERTIARY ADVISER AGREEMENT

     2.1. Addition of Section 11. The Tertiary Adviser Agreement is hereby amended by adding Section 11 as follows:

          (a) The Tertiary Adviser shall not consult with any Preferred Subadviser (other than an affiliated person of the Tertiary Adviser) concerning transactions of the Fund in securities or other assets.

          (b) To the extent that multiple Preferred Subadvisers serve as investment advisers of the Fund, the Tertiary Adviser shall be responsible for providing investment advice only with respect to such portion of the Fund as may from time to time be determined by the Subadviser.

          (c) "Preferred Subadviser" means an investment adviser, as defined in
     Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust. "Preferred Subadviser" shall

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     include an investment adviser that serves as an investment adviser for a series of the Trust pursuant to an agreement between such investment adviser and a Preferred Subadviser.

                           SECTION 3. MISCELLANEOUS.

     3.1. Continuing Effect. Except as expressly amended hereby, all of the terms and provisions of the Tertiary Adviser Agreement are and shall remain in full force and effect.

     3.2. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

     3.3. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws governing the Tertiary Adviser Agreement.


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                                      -2-

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.



                                     WESTERN ASSET MANAGEMENT COMPANY


                                     By: _______________________________
                                     Name:
                                     Title:


                                     WESTERN ASSET MANAGEMENT COMPANY
                                     LIMITED


                                     By: _______________________________
                                     Name:
                                     Title:


The foregoing is accepted by:


                                     THE PREFERRED GROUP OF MUTUAL FUNDS


                                     By: _________________________________
                                     Name:
                                     Title:


                                     CATERPILLAR INVESTMENT MANAGEMENT LTD.


                                     By: _________________________________
                                     Name:
                                     Title: